Exhibit 23.04

Consent of Independent Accountant

Zenvia Inc

The Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2021, relating to the financial statements of Smarkio Tecnologia S.A., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO RCS Auditores Independentes S.S.

BDO RCS Auditores Independentes S.S.

São Paulo, Brazil

May 10, 2021